Exhibit 4.3

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

RXBIDS

FORM OF CLASS A COMMON STOCK PURCHASE WARRANT

Warrant No.___________	Original Issue Date: __________, 2011
Initial Holder: [ ]	No. of Shares Subject to Warrant: [ ]
Initial Exercise Price Per Share: $0.375 (subject to the adjustment pursuant to Section 9)
Expiration Time: 5:00 p.m., New York time, on __________, 2014

RXBIDS, a Nevada corporation (to be renamed Xsovt Brands, Inc.) (the “Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to the number of shares of its common stock, par value $.01 per share (the “Common Stock”), shown above (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at the exercise price shown above (as may be adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time on or after the original issue date indicated above (the “Original Issue Date”) and through and including the expiration time shown above (the “Expiration Time”), and subject to the following terms and conditions:

This Warrant is being issued pursuant to a Subscription Agreement, dated __________, 2011 (the “Subscription Agreement”), by and among the Company and the Initial Holder.

1.             Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Subscription Agreement.

2.             List of Warrant Holders.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time).  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.             List of Transfers; Restrictions on Transfer. The Company shall register any transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant.

4.             Exercise and Duration of Warrant.

(a)          All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Section 4 at any time and from time to time on or after the Original Issue Date and through and including the Expiration Time.  At the Expiration Time, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and shall no longer be outstanding.

(b)           The Holder may exercise this Warrant by delivering to the Company: (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment by wire transfer of immediately available funds to an account designated by the Company of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised.  The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder.  The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)           The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

5.            Delivery of Warrant Shares.

(a)           Upon exercise of this Warrant, the Company shall promptly (but in no event later than ten (10) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.  If as of the time of exercise the Warrant Shares constitute restricted or control securities, the Holder, by exercising, agrees not to resell them except in compliance with all applicable securities laws.

(b)           To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(c)           If the Company fails to cause its transfer agent to transmit to the Holder a certificate or the certificates (either physical or electronic) representing the Warrant Shares pursuant to the terms hereof by applicable delivery date, then, the Holder will have the right to rescind such exercise.

6.            Charges, Taxes and Expenses. Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.            Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.            Reservation of Warrant Shares.  The Company covenants that it will at all times us its best efforts to reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.            Certain Adjustments to Exercise Price.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)           Stock Splits and Dividends. If the outstanding shares of Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.  If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(b)           Merger Sale, Reclassification, etc. In case of any (i) consolidation or merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 9(a), and in each such case, the terms of this Section 9 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization.

(c)           Weighted Average Adjustment. Except for Excluded Issuances (as defined below), if the Company Issues (as defined below) Additional Common Shares (as defined below) after the Original Issue Date and the consideration per Additional Common Share is less than the then applicable Exercise Price (a “Diluting Issuance”), the Exercise Price in effect immediately before such Diluting Issuance shall be reduced, concurrently with such Diluting Issuance, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Exercise Price by a fraction:

(i)         the numerator of which is the number of shares of Common Stock outstanding immediately before such Diluting Issuance plus the number shares of Common Stock that the aggregate consideration received by Company for the Additional Common Shares would purchase at such current market price per share of Common Stock, and

(ii)         the denominator of which is the number of shares of Common Stock outstanding immediately before such Diluting Issuance plus the number of such Additional Common Shares.

For purposes of clarity, the exercise shall be determined in accordance with the following formula:

EP2 = EP1 x ((A + B) / (A + C))

For purposes of the foregoing formula, the following definitions shall apply:

“EP2” shall mean the Exercise Price in effect immediately after such Diluting Issuance of Additional Common Shares;

“EP1” shall mean the Exercise Price in effect immediately prior to such Diluting Issuance of Additional Common Shares;

“A” shall mean the number of shares of Common Stock outstanding and deemed outstanding immediately prior to such Diluting Issuance of Additional Common Shares;

“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Common Shares had been issued at such current market price (determined by dividing the aggregate consideration received or receivable by the Company in respect of such issue by such current market price); and

“C” shall mean the number of such Additional Common Shares issued in such transaction.

The term “Issue” means to grant, issue or sell Additional Common Shares, whichever of the foregoing is the first to occur.

The term “Additional Common Shares” means all Common Stock (including reissued shares), Options and Convertible Securities Issued after the date of the Warrant during the term of the Warrant.

The term “Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

The term “Convertible Securities” means any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

The term “Excluded Issuance” means any of the following:

(i)           Shares of Series A 6% Cumulative Convertible Preferred Stock of the Company (the “Series A Stock”) and shares of Common Stock, Options or Convertible Securities issued upon conversion of or as a dividend or distribution on the Series A Stock or any Convertible Securities issued pursuant to the Subscription Agreement;

(ii)          Shares of a to-be-designated Series B Convertible Stock which shall rank senior to the Series A Stock;

(iii)         shares of Common Stock, Options or Convertible Securities issued to officers, directors or employees of, or consultants, advisors or agents to, the Company or any of its subsidiaries pursuant to stock agreements, purchase plans, benefit plans, employee incentive programs, stock options or warrants;

(iv)         shares of Common Stock or Convertible Securities issued upon the exercise of Options or shares of Common Stock issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)          shares of Common Stock, Options or Convertible Securities issued as all or part of the consideration for the acquisition (whether by merger, consolidation, acquisition or otherwise) by the Company of stock, business, or assets of any other entity or person in a transaction (including, without limitation, Xsovt, LLC);

(vi)         shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction;

(vii)        shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services to the Company;

(viii)       shares of Common Stock, Options or Convertible Securities issued pursuant to licensing, partnerships joint venture and other strategic business transactions, (the primary purpose of which is not to raise equity capital); and

(ix)          shares of Common Stock issued pursuant to any Options or Convertible Securities issued or to be issued as of the date hereof, including Class C and Class D warrants of the Company to purchase Common Stock.

(d)           Notwithstanding anything to the contrary herein, if the Company creates a new class of common stock into which the current issued and outstanding shares of Common Stock of the Company may be exchanged, no anti-dilution rights set forth in this Article 2 of this Warrant shall be triggered.

(e)           Notwithstanding anything to the contrary herein, the Exercise Price and the number of Warrant Shares issuable upon exercise hereof shall remain unchanged in connection with the first reverse stock split of the Company’s issued and outstanding Common Stock which is to occur promptly following the closing of the Transactions (as such term is defined in the Subscription Agreement) (the “Stock Split”), it being acknowledged that this Warrant shall be interpreted in every respect as if the Stock Split occurred prior to the issuance of this Warrant.

(f)           No Net-Cash Settlement.  In no event will any Holder of this Warrant be entitled to receive a net-cash settlement in lieu of physical settlement in shares of Common Stock, regardless of whether any of such holder’s Warrant Shares are registered pursuant to an effective registration statement.

10.            No Fractional Shares.  No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable trading market on the Exercise Date or round up such fractional share to a whole number.

11.            Notices.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be delivered in accordance with the procedures set forth in the Subscription Agreement.

10.            Warrant Agent. The Company shall serve as warrant agent under this Warrant.  At any time upon written notice to the Holder, the Company may appoint a new warrant agent.   Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

11.            Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the holders of a majority in interest of the Class A Warrants and Class B Warrants of the Company voting as a single class, or their successors and assigns.

(b)           Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be shall be settled by arbitration in accordance with the provisions of Section 6(e) of the Subscription Agreement.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)           Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

(f)           No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Class A Warrant to be duly executed by its authorized officer as of the date first indicated above.

RXBIDS

By:
Name: Avi Koschitzki
Title: President and Chief Executive Officer

RXBIDS

EXERCISE NOTICE

Ladies and Gentlemen:

(1)           The undersigned hereby elects to exercise the above-referenced Warrant with respect to [                        ] shares of Common Stock.  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)           The holder shall pay the sum of $ ______________      to the Company in accordance with the terms of the Warrant.

(3)           Pursuant to this Exercise Notice, the Company shall deliver to the Holder ________________ Warrant Shares determined in accordance with the terms of the Warrant.

A certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)           Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Dated:	HOLDER:

Print name

By:

Title:

RXBIDS

FORM OF ASSIGNMENT
To be completed and signed only upon transfer of Warrant

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ the right represented by the within Warrant to purchase _________________ shares of Common Stock to which the within Warrant relates and appoints __________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:	TRANSFEROR:

Print name

By:

Title:

TRANSFEREE:

Print name

By:

Title:
WITNESS:
Address of Transferee:

Print name